For Release    Immediate


Contacts       (News Media) Jim Rosensteele, SVP, Corporate
                   Communications 317.817.4418
               (News Media) Brenda Adrian, Sitrick and Company Inc. 212.573.6100
               (Investors) Tammy Hill, SVP, Investor Relations 317.817.2893


                      Conseco, Inc. Emerges from Chapter 11

Indianapolis, Ind., Sept. 10, 2003. Conseco, Inc. announced today that its sixth amended joint plan of reorganization under Chapter 11, which was confirmed by the U.S. Bankruptcy Court yesterday, has become effective. William J. Shea, Conseco's president and CEO, said, "We are very pleased to announce that Conseco has emerged from bankruptcy court protection as a financially stable company now totally focused on the insurance business."

New capital structure
Under the terms of the plan, the company has emerged as a Delaware corporation with a new capital structure consisting of: (1) a $1.3 billion secured bank facility; (2) new convertible preferred stock with an aggregate liquidation preference of approximately $860 million; (3) new warrants to purchase 6 million shares of common stock at an exercise price of $27.60 per share; and (4) approximately 100 million shares of new common stock. The company expects to issue these securities shortly, pursuant to the terms of the plan.

The new common stock has been approved for listing on the New York Stock Exchange (NYSE) under the symbol "CNO," and the new warrants have been approved for listing on the NYSE under the symbol "CNO WS." "Regular way" trading of the new common stock and new warrants is expected to commence in the near future. The common stock is currently trading on a "when issued" basis in the over-the-counter market under the symbol "CNSJV." The company's former common stock (OTCBB:CNCEQ) has been cancelled.

The new convertible preferred stock will be distributed to the prepetition lenders, the new warrants will be distributed to the holders of the Trust Preferred Securities commonly known as "TOPrS," and the new common stock will be distributed to the holders of the following prepetition claims: (1) bonds, which were separately classified as the Exchange Note Claims (those who had exchanged their bonds in 2002) and the Original Note Claims (those who had not); (2) general unsecured claims against Conseco, Inc.; (3) general unsecured claims against CIHC, Incorporated (CIHC); and (4) TOPrS. The initial distribution of approximately 98 million shares of new common stock is expected to be made as follows:

o Exchange Note Claims will receive approximately 60.6 million shares, which corresponds to a projected recovery of approximately 72%.

o Original Note Claims will receive approximately 32.3 million shares, which corresponds to a projected recovery of approximately 42%.



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                                                                     Conseco (2)
                                                                  Sept. 10, 2003

o Conseco General Unsecured Claims will receive approximately 1 million shares, which corresponds to a projected recovery of approximately 22%.

o CIHC General Unsecured Claims will receive approximately 1.9 million shares, which corresponds to a projected recovery of approximately 100%.

o TOPrS will receive 1.5 million shares, which corresponds to a projected recovery of approximately 1.27% (excluding the new Conseco warrants and other collection rights).

In each case, the projected recoveries are based on an estimated value of the common stock of $16.40 per share for purposes of the plan. The initial distributions are expected to represent approximately 98% of all new common stock to be distributed under the plan. The company may make additional distributions to holders of prepetition bonds and/or general unsecured claims on account of disputed claims. Under the plan, there will be only one distribution of new common stock to holders of the TOPrS.

New board of directors takes office
"As part of the reorganization," Shea said, "we have selected a new board of directors. I have been joined on the Board by six new independent directors selected by the official creditors committee through a formal selection process:"

o R. Glenn Hilliard (60) (the non-executive chairman of the board) is the retired former chairman and chief executive officer of ING Americas. As CEO of ING Americas, he was responsible for insurance, funds and retail banking operations in North and South America. He also served as chairman of the ING America Insurance Holdings Board.

o Philip Roberts (61) is a consultant for investment management firms, advising on mergers, acquisitions and product development, having retired as chief investment officer of the trust business at Mellon Financial Corporation.

o Neal Schneider (58) is managing partner of the New York office of Smart and Associates LLP, a business advisory and accounting firm.

o Mike Shannon (45) is the co-founder and current president and chief executive officer of KSL Resorts, a firm that owns and operates resort hotels and golf courses throughout the United States.

o Michael Tokarz (53) is a founding member and current CEO of Tokarz Cadigan Partners LLC, a private investment firm focused on middle-market companies.

o John Turner (62) is chairman of Hillcrest Capital Partners, a private equity firm, and is the retired vice chairman and member of the executive committee for ING Americas.

     (Visit conseco.com for more detailed biographical information on the members of Conseco's new board.)

R. Glenn Hilliard, Conseco's new non-executive chairman, said: "Our near-term goal is to build the capital in the insurance companies in order to put Conseco on a track toward steady growth. Longer-term, our goal is to build a company that delivers meaningful value to our customers, our shareholders, our distribution partners and our associates. I'm convinced that this management team and board will make that happen."




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                                                                     Conseco (3)
                                                                  Sept. 10, 2003


"Fresh start" accounting to be implemented
Conseco will adopt "fresh-start" reporting as of its emergence from Chapter 11, in accordance with accounting rules. These rules require Conseco to revalue its assets and liabilities to current estimated fair value, re-establish shareholders' equity at the reorganization value determined in connection with the plan, and record any portion of the reorganization value which cannot be attributed to specific tangible or identified intangible assets as goodwill. The adoption of fresh start accounting will have a material effect on Conseco's financial statements. As a result, the company's financial statements published for periods following Sept. 9, 2003, will not be comparable with those prepared before that date.

The Sixth Amended Joint Plan of Reorganization is available at http://www.bmccorp.net/conseco.

Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial future.



Note on forward-looking statements: Some of the statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include those that use words such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempts," "seeks," "should," "could," "goal," and other similar expressions. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by the forward-looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things:
(i) the potential lingering adverse impact of the Chapter 11 petitions on Conseco's operations, management and employees; (ii) the successful consummation of the plan of reorganization of Conseco Finance; (iii) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) Conseco's ability to sell its products, its ability to make loans and access capital resources and the costs associated therewith, the market value of Conseco's investments, the lapse rate and profitability of policies, and the level of defaults and prepayments of loans made by Conseco; (v) Conseco's ability to achieve anticipated synergies and levels of operational efficiencies, including from our process excellence initiatives; (iv) customer response to new products, distribution channels and marketing initiatives; (v) mortality, morbidity, usage of health care services and other factors which may affect the profitability of Conseco's insurance products; (vi) performance of our investments; (vii) changes in the Federal income tax laws and regulations which may affect the relative tax advantages of some of Conseco's products;
(viii) increasing competition in the sale of insurance and annuities; (ix) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; (x) actions by rating agencies and the effects of past or future actions by these agencies on Conseco's business, including the impact of recent rating downgrades; (xi) the ultimate outcome of lawsuits filed against Conseco; and (xii) the risk factors or uncertainties listed from time to time in Conseco's filings with the Securities and Exchange Commission and with the U.S. Bankruptcy Court in connection with the Company's Chapter 11 petitions. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected.

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